UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 12, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	98-0668024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2014, Net Element, Inc. (the "Company") executed an Assignment of Membership Interest in favor of T1T Group, LLC ("T1T Group”). Pursuant to such assignment, the Company transferred to T1T Group all of the Company’s Interests in T1T LAB, LLC in consideration for the Company being released from all of its obligations to T1T LAB, LLC (including the obligations to make capital contributions to T1T LAB, LLC). The Company previously owned ten percent (10%) of the membership interest in T1T LAB, LLC. Upon such assignment, the Company has no further interests or obligations to T1T LAB, LLC. Oleg Firer, previously appointed as an “Executive” of T1T LAB, LLC, resigned his position with that entity effective February 11, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2014, Dmitry Kozko, who was previously in charge of operations of certain entities which were recently divested by the Company, formally resigned as Director and Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New Title: Chief Financial Officer

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